UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2024

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	The Nasdaq Stock Market LLC

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 5.02 below is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brian Ferdinand, Brandon Elster, Alex Moinian, Daniel Shapiro and Bradley Theodore, Appointed as Directors of the Company; Brian Ferdinand Named Interim Chief Executive Officer

On and effective December 20, 2024, the board of directors (the “Board”) of LuxUrban Hotels Inc. (the “Company”) appointed each of Brian Ferdinand, Brandon Elster, Alex Moinian, Daniel Shapiro, and Bradley Theodore to fill director vacancies on the Board (see resignations discussion below). The Board determined that each of Messrs. Moinian, Shapiro, and Theodore are independent under the listing rules of the Nasdaq Stock Market, LLC. And each shall serve on the audit committee, compensation committee, nominating and corporate governance committee, and risk, finance and investment committee of the Board. In addition, the Board elected and appointed Mr. Ferdinand to serve as Interim Chief Executive Officer of the Company. A copy of his employment agreement is attached hereto as Exhibit 10.1, which provides for a three year term, an initial salary of $480,000 (subject to annual increases), defined annual equity awards (including an initial equity grant of $250,000 of our common stock (based on the average last sale price of our common stock on the five consecutive trading days prior to the date of execution of the employment agreement) and general employee benefits. Robert Arigo, our current chief executive officer shall become our company’s Chief Operating Officer under the terms of an amendment to his employment agreement (a copy of which is attached hereto as Exhibit 10.2).

Brian Ferdinand

Mr. Ferdinand has served as Interim Chief Executive Officer and as a member of our Board since December 2024. Previously, Mr. Ferdinand served as Chief Executive Officer and Chairman of the Board of the Company prior to transitioning into a consultant role. Mr. Ferdinand was the Founder and Manager of both Corphousing LLC and SoBeNY Partners LLC prior to their conversions into C corporations in January 2022, and has been the Chief Executive Officer (or Co-Chief Executive Officer) and Chairman of the Board of our company since that date. Prior to founding our company in 2017, Mr. Ferdinand was Chief Operating Officer and a partner at VacationRentals LLC, a provider of loyalty-branded, hotel-alternative accommodations, and prior to that, from 2011 through 2014, Mr. Ferdinand served as a member of the Board of Directors and Head of Corporate Strategy at Liquid Holdings, Inc. (“Liquid”), a designer and operator of fintech-based brokerage order execution platforms and services. Liquid filed for Chapter 11bankruptcy protection in January 2016. From 2002 through 2011, Mr. Ferdinand served as Managing Director and partner at ECHOTrade LLC, a proprietary trading firm, where he oversaw that company’s expansion from 30 to nearly 1000 licensed traders working in offices throughout the United States and internationally in a joint back-office partnership with Merrill Lynch and Bank of America. Mr. Ferdinand entered into an Offer of Settlement with the Securities and Exchange Commission on April 22, 2020, in connection with allegations that he, as a board member of Liquid Holdings Group Inc., (a) reviewed a Form 10-Q and signed a Form 10-K for the fiscal year 2013 that failed to disclose material facts of Liquid’s reliance on a related party entity (a principal customer of Liquid and a company of which Mr. Ferdinand was an owner) and from which Liquid received material subscription fees, and (b) failed to file required Forms 4 and amendments to Schedule 13D to reflect material changes to his ownership in Liquid’s shares of common stock, causing Liquid to violate Section 13(a), 13(d)(2) and 16(a) of the Exchange Act and related rules thereof. Mr. Ferdinand consented, without admitting or denying any findings, to a cease and desist order from any alleged secondary violations of Section 17(a)(2) of the Securities Act and 13(a) of the Exchange Act, which are non-scienter provisions in which negligence is sufficient to establish liability for causing a primary violation; and Section 13(d)(2) and Section 16(a) of the Exchange Act, which are personal security reporting provisions under which strict liability is sufficient to establish a violation. As a result of the settlement, Mr. Ferdinand was also required to pay a fine of $115,000.

Brandon Elster

Mr. Elster currently serves as Chief Development Officer of the Company. Mr. Elster joined the Board in December 2024 and shall maintain his position as Chief Development Officer of the Company. He shall also assume the role of President of our company.

Alex Moinian

Alexander Moinian joined our board of directors in December 2024. Since March 2016, Mr. Moinian has been a manager and member of The Moinian Group and Moin Development Corp., companies he founded which invest, develop, and convert commercial and residential real estate primarily in the New York City area. From August 2010 to February 2016, he was an Executive Vice President at Everest Abstract Services, a full service title insurance agency providing title insurance for all types of commercial and residential transactions, where he managed the closings of more than $688 million in transactions. From March 2009 to September 2009, Mr. Moinian was Vice President of Sales for HRH Construction, a real estate development and conversion company focused on the New York City market, where he was involved in several large conversion projects, including the conversion of 90 Washington Street (the old Bank of New York headquarters) into hundreds of rental apartments and retail spaces. Mr. Moinian received his BA from Pace University.

Daniel Shapiro

Daniel Shapiro became a member of our board in December 2024. Mr. Shapiro has more than a decade of commercial real estate transaction experience. Since 2018 he has been a Manager of the DSV Group, a firm he co-founded that is engaged in the syndication and acquisition of commercial real estate in Manhattan and the surrounding boroughs. During this period, he has also served as Sales Manager for Kassin Sabbagh Realty, overseeing the sale and management a variety of hospitality, industrial, and other properties in the United States. From 2012 to 2018, Mr. Shapiro was the Director of Sales for Besen & Associates, a real estate company engaged in the development and investment in hotel, mixed-used and multi-residential properties. During 2012, he was a sales and leasing agent serving various real estate development companies, including Cohen Commercial Properties and Winick Realty Group in the New York City area. He holds his BA from the Eugene Lang College at New School University.

Bradley Theodore

Bradley Theodore became a member of our board in December 2024. He is a well-known artist and digital media expert who brings to our company a dynamic marketing and branding perspective through an artistic lens. Since 2012, he has been the manager and owner of Bradley Theodor Studios, a digital media and brand collaboration company that has designed and implemented branding and marketing campaigns and art-based gallery exhibitions for numerous major clients, including Rolls Royce, Lego, Puma and others. From 2000 to 2011 he was a Digital Media Consultant at the Arnell Group, a digital media marketing and strategy company, in which role he oversaw projects for numerous major brands, including Pepsi, Reebok and Jose Cuervo. From 1999 to 2002, he was a Digital Media Specialist for Attic Media, a digital media creation firm that designed branding and marketing campaigns across emerging media platforms. Mr. Theodore first gained attention as an artist by transforming the streets of New York with his striking murals of skeletons, each rendering contemporary icons and figures from pop culture and fashion as living, yet skeletal, representations. These bold, chromatic works set him apart and laid the foundation for a global career. Known for colorful and thought-provoking portrayals of modern icons, Mr. Theodore is a multidisciplinary artist whose work has garnered international acclaim. From ten-foot murals in Tokyo, Paris, and Milan to sold-out solo exhibitions in London, New York, and Tokyo, his art speaks to a global audience. Mr. Theodore’s education in the Arts includes study in the Digital Arts & Interactive Programming at the School of Visual Arts (New York) and the Art Institute of Boston.

As non-employee directors of the Company, during 2024 Mssrs. Moinian, Shapiro, and Theordore will receive a prorated portion of the compensation provided to all independent directors in accordance with the Company’s policy. In addition, the Company has entered into an indemnification agreement with Mssrs. Moinian, Shapiro, and Theordore, pursuant to which the Company will indemnify and advance related expenses to Mssrs. Moinian, Shapiro and Theordore to the fullest extent permitted by applicable law. None of Mssrs. Moinian, Shapiro, and Theordore have engaged in any transactions with the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Elan Blutinger, Alex Lombardo, Aimee Nelson, Kimberly Schaefer, and Leonard Toboroff Resign as Directors of the Company

Effective December 19, 2024, each of Kimberly Schaefer and Leonard Toboroff notified the Company, that they were resigning from the Company’s Board. Elan Blutinger, Alex Lombardo, and Aimee Nelson, as remaining directors, nominated and elected Brandon Elster, to fill one of the vacancies. On December 20, 2024, Ms. Nelson resigned, and Messrs. Blutinger, Lombardo and Elster, as remaining members, elected each of . Alex Moinian, Daniel Shapiro, and Bradley Theodore to fill the vacancies. On December 20, 2024, Messrs. Blutinger and Lombardo resigned as directors of the Company. Mr. Blutinger also resigned as nonexecutive chairman of the Board. Mr. Blutinger served on the Company’s Nominating and Corporate Governance Committee. Mr. Lombardo served on the Company’s Audit Committee. Ms. Nelson served on the Company’s Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Finance, Risk and Investment Committee. Mr. Toboroff served on the Company’s Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Finance, Risk and Investment Committee.

The resignations of the directors named above were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01	Regulation FD Disclosure

The Company has determined that it will not proceed at this time with the previously announced potential joint venture under the nonbinding letter of intent with Lockwood Development Partners LLC and others.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
10.1	Ferdinand Employment Agreement
10.2	Form of Amendment to Arigo Employment Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2024	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
Name: Michael James
Title: Chief Financial Officer

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